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                                EXHIBIT 10.23
                         LOAN MODIFICATION AGREEMENT

        This Loan Modification Agreement entered into as of April 30, 1996, by and between Red Brick Systems ("Borrower") whose address is 485 Alberto Way. Los Gatos, CA 95032, and Silicon Valley Bank ("Lender") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1.      DESCRIPTION OF EXISTING INDEBTEDNESS  Among other indebtedness which may
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be owing by Borrower to Lender, Borrower is Indebted to Lender pursuant to, among other documents, a Promissory Note, dated September 28, 1993, in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00)(the "Note"). The Note has been amended pursuant to Loan Modification Agreements, dated May 1, 1994, and May 1, 1995, pursuant to which, among other things, the principal amount of the Note was increased to Two Million and 00/100 Dollars (S2,000,000.00) The Note, together with other promissory notes from Borrower to Lender, is governed by the terms of a Business Loan Agreement dated September 28, 1993, as amended from time to time, between Borrower and Lender (the "Loan Agreement"). Defined terms used but not otherwise defined herein shall have the same meanings as in Loan Agreement.

Hereinafter, all indebtedness owning by Borrower to Lender shall be referred to as the "Indebtedness."

2.      DESCRIPTION OF COLLATERAL AND GUARANTIES  Repayment of the
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Indebtedness is secured by a Commercial Security Agreement, dated September 28,
1993 (the "Security Agreement"). Concurrently herewith, Lender shall agree to release the security interest in the Collateral described in the Security Agreement.

Hereinafter the above-described security documents and guaranties, together with all other documents securing payment of the Indebtedness shall be referred to as the "Security Documents." Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents."

3.      DESCRIPTION OF CHANGE IN TERMS.
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        A.      Modification(s) to Note.
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                1.      Payable in one payment of all outstanding principal
                        plus all accrued unpaid interest on April 30, 1997 ("Maturity Date"). In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date beginning May 30, 1996, and all subsequent interest payments are due on the same day of each month thereafter.

                2. The interest rate to be applied to the unpaid principal balance of the Note is hereby decreased effective as of this date, to a rate equal to the Lender's current Index.

                3. The principal amount of the Note is hereby increased to Three Million and 00/1000 Dollars ($3,000,000.00).

        B.      Modification(s) to Loan Agreement.
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                1.      The paragraph entitled "Borrowing Base Formula" is
                        hereby deleted in its entirety.

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                2.      The paragraph entitle "Financial Covenants" is hereby
                        amended to read, in its entirety:

                        Borrower shall maintain, on a quarterly basis, a minimum quick ratio of 2.25 to 1.00; a minimum tangible net worth plus subordinated debt of $30,000,000.00; a maximum total debt minus subordinated debt to tangible net worth plus subordinated debt ratio of .60 to 2.00.

                        For the purposes of the foregoing, deferred revenue shall be excluded from liabilities in calculating quick ration and debt to tangible net worth covenants.

                3. The paragraph entitled "Account Receivable and Accounts Payable" is hereby deleted in its entirety.

                4. The paragraph entitled "Financial Statements" is hereby amended to read, in its entirety:

                        Borrower shall provide to Lender, as soon as available, but not later than five (5) days of filing, with the Securities and Exchange Commission ("SEC"), copies of all statements, reports and notices sent or made available generally by Borrower to its shareholders, or to any holders of subordinated debt and all reports on Form 10Q, 10-K and 8-K.
                        Additionally, Borrower shall deliver to Lender, as soon as available, but in no event later than five (5) days after filing its 10-K report with SEC, Borrower's balance sheet and income statement for the year ended, audited by as certified public accountant satisfactory to Lender. All financial reports required to be provided under this Agreement shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

                5. Borrower shall now deliver to Lender; as soon as available, but in no event later than five (5) days after filing its 10-Q report with SEC, a compliance certificate prepared and certified as correct to the best knowledge and belief by Borrower's chief financial officer or other officer or person acceptable to Lender.

                6. The following paragraphs are hereby incorporated into the Loan Agreement:

                        Letter of Credit Sublimit. Subject to the terms and
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                        conditions of this Agreement, as may be amended from
                        time to time, Lender agrees to issue or cause to be issued under the Note standby and commercial letters of credit for the account of Borrower in an aggregate face amount not to exceed $1,000,000.00 (subject to the Sublimit Cap, as defined herein). Each such letter of credit shall have an expiry date of no later than ninety (90) days after the Maturity Date of the Note (as described therein); provided that Borrowers letter of credit reimbursement obligation shall be secured by cash on terms acceptable to Lender at any time after the maturity date if the term of this Agreement is not extended by Lender. All such letters of credit shall be, in form and substance, acceptable to Lender in its sole discretion and shall be subject to the terms and conditions of Lender's form of application and letter of credit agreement.
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                Foreign Exchange Sublimit. Subject to the terms or this
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                Agreement as amended from time to time, Borrower may utilize up to $1,000,000.00 (subject to the Sublimit Cap, as defined herein) for spot and future foreign exchange contracts (the "Exchange Contracts"). Borrower shall not request an Exchange Contract at any time it is not in compliance with any of the terms of this Agreement. All Exchange Contracts must provide for delivery of settlement on or before Maturity Date. The limit available at any time shall be reduced by the following amounts (the "Foreign Exchange Reserve") on each day (the "Determination Date"): (i) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed more than two business days from the Determination Date, 10% of the gross amount of the Exchange Contracts; plus
                (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two business days after the Determination Date, 100% of the gross amount of the Exchange Contracts. In lieu of the Foreign Exchange Reserve for 100% of the gross amount of any Exchange Contract, the Borrower may request that the Lender debit Borrower's bank account with Lender for such amount, provided Borrower has immediately available funds in such amounts in its Bank Account.

                Lender may, in its discretion, terminate the Exchange
                Contracts at any time (a) that an Event of Default occurs or
                (b) that there is not sufficient availability under the Note and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If Lender terminates the Exchange Contracts, and without limitation of the FX Indemnity Provisions (as referred to below). Borrower agrees to reimburse Lender for any and all fees, costs and expenses relating thereto or arising in connection therewith.

                Borrower shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two business day period to be more than $1,000,000.00 nor shall Borrower permit the total gross amount of all EXchange Contracts to which Borrower is a party, outstanding at any one time, to exceed $1,000,000.00.

                Borrower shall execute all standard form applications and agreements of Lender in connection with the Exchange Contracts, and without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Lender in connection with the Exchange Contracts.

                Without limiting any of the other terms of this Agreement or any such standard form applications and agreement of Lender, Borrower agrees to indemnify Lender and hold it harmless, from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses (including, without limitation, attorneys' fees of counsel of Lender's choice), of every nature and description which it may sustain or incur, based upon, arising out of, or in any way relating to any of the Exchange Contracts or any transactions relating thereto or contemplated thereby (collectively referred to as the "FX Indemnity Provisions").

                Cash Management Services Sublimit. Borrower may utilize up to
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                an aggregate amount not to exceed One Million and 00/100
                Dollars ($1,000,000.00) (subject to the Sublimit Cap, as defined herein) for Cash Management Services provided by Lender, which Services may include merchant services, PC-ACH, direct deposit of

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                payroll, Business Visa, Firstax, and other check cashing
                services as defined in that certain Cash Management Services Agreement provided to Borrower in connection herewith (a "Cash Management Service", or the "Cash Management Services"). All amounts actually paid by Lender in respect of a Cash Management Service or Cash Management Services shall, when paid, constitute an Advance under the Note.

                Sublimit Cap. Notwithstanding the foregoing paragraphs, the
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                outstandings under the Letter or Credit Sublimit, the Foreign
                Exchange Sublimit, and the Cash Management Services Sublimit shall not at any time exceed One Million and 00/100 Dollars ($1,000,000.00), in the aggregate (the "Sublimit Cap").

        C.      Release of Security Agreement.
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                1.      As an accommodation to Borrower and for good and
                        valuable consideration, Lender, with this Loan Modification Agreement, has agreed to release its security interest granted under the Security Agreement and the related UCC financing statements.

4.      CONSISTENT CHANGE. The Existing Loan Documents are herby amended
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wherever necessary to reflect the changes described above.

5.      NO DEFENSE OF BORROWER. Borrower (and each guarantor and pledger
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signing below) agrees that, as of this date, it has no defenses against the obligations to pay any amount under the Indebtedness.

6.      CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing
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below) understands and agrees that in modifying the existing Indebtedness,
Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the Terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to mane any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

        This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                               LENDER:

RED BRICK SYSTEMS                       SILICON VALLEY BANK

By:  /s/ Robert C. Hausmann             By:  /s/ Jeff Huhn
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Name: Robert C. Hausmann                Name: Jeff Huhn
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Title: VP & CFO                         Title: VP
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